Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in the Registration Statements of WorldGate Communications, Inc. (the “Company”) on Form S-8, File Nos: 333-78943, 333-49612, 333-58346 and 333-62810, of our report dated March 7, 2007, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, with respect to our audit of the consolidated financial statements and related consolidated financial statement schedule of WorldGate Communications, Inc. as of December 31, 2006 and 2005 and for the years ended December 31, 2006 and 2005 and our report dated March 7, 2007 with respect to our audit of management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of WorldGate Communications, Inc. as of December 31, 2006, which reports are included in this Annual Report on Form 10-K of WorldGate Communications, Inc. for the year ended December 31, 2006.

Our report on the effectiveness of internal control over financial reporting expressed an adverse opinion because of the existence of a material weakness.

/s/ MARCUM & KLIEGMAN LLP

Marcum & Kliegman LLP
Melville, New York
March 14 , 2007